UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 1, 2006

LIQUIDITY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51813	52-2209244
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1920 L Street, N.W., 6th Floor, Washington, D.C.		20036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    (202) 467-6868

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 25, 2006, the Compensation Committee of the Board of Directors of Liquidity Services, Inc. (the “Company”) recommended to the Company’s Board of Directors that the Board of Directors approve revisions to the Company’s compensation plan for non-employee directors (the “Revised Plan”), which revisions would allow non-employee directors to elect, pursuant to procedures set forth under the Revised Plan, to receive annual cash payments payable to them under such plan in the form of stock option grants.  These stock options will have a one-year vesting period, such that 100% of the options will vest on the one-year anniversary of the grant date.  The exercise price shall be, in accordance with the terms of the Company’s 2006 Long Term Omnibus Incentive Plan, the closing price of the Company’s common stock on the first day of the fiscal year for which the election is made (or if the Nasdaq National Market is closed for trading on such day, then the closing price on the next day on which the Nasdaq National Market is open for trading).

On August 1, 2006, the Company’s Board of Directors approved the Revised Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

The following exhibit is filed as part of this report:

10.1 LSI Non-Employee Director Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDITY SERVICES, INC.
(Registrant)

Date: August 9, 2006	By:	/s/ James E. Williams
	Name:	James E. Williams
	Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1	LSI Non-Employee Director Compensation Plan